Exhibit 16.1

June 20, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Junee Limited in its Form 6-K dated June 20, 2024. We agree with the statements concerning our Firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Junee Limited contained therein.

Very truly yours,

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001
Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com